Storage Technology Corporation              303 673.5020 phone
One StorageTek Drive
Louisville, CO 80028-4130






NEWS RELEASE                                                   [STORAGETEK LOGO]



Contact:  Karla J. Kimrey                       Joe Fuentes
          Vice President, Investor Relations    Manager, Global Public Relations
          303.673.5020                          303.661.2523
          ask_stk@storagetek.com                joe_fuentes@storagetek.com


            STORAGETEK PAINTS A PICTURE FOR A THREE YEAR GROWTH PLAN

LOUISVILLE, Colo., and NEW YORK CITY, N.Y., Feb. 22, 2001 -Data storage solutions provider StorageTek(R)(Storage Technology Corp., NYSE:STK) Thursday conducted its annual Analyst Day meeting in New York. The StorageTek management team presented a "report card" for its 2001 performance and rolled out its strategic plan for 2002 and beyond.

Pat Martin, Chairman, President and CEO, presented the next steps of the strategy that resulted in strong earnings growth and credible revenue performance throughout 2001. Despite operating in a challenging economic environment, StorageTek realized four consecutive quarters of earnings growth last year. "We are confident in our ability to achieve the goals we outlined for the next three years," Martin said.

Chief Financial Officer Robert Kocol confirmed financial guidance for 2002, projecting 30-45 percent growth in earnings. Additionally, the company is targeting a compounded annual revenue growth of 10 percent over the next three years with improving operating margins during the same period.

Members of the management team highlighted the opportunities that lay ahead in 2002 and explained how StorageTek plans to capitalize on such issues as decreased customer IT spending. Moving forward, StorageTek's management team said that the company will focus on raising the visibility of its services group, expanding its presence in storage networking, and providing "best-in-breed" storage management solutions to its customers.

Martin said the company will not take its eye off generating profitable revenue growth and "unleashing trapped profitability." He reminded analysts that StorageTek is positioned to become the total storage solutions provider. A replay of the Analyst Day presentation will be available on the web at www.storagetek.com.


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About StorageTek

StorageTek (NYSE:STK), a $2 billion worldwide company with headquarters in Louisville, Colo., delivers a broad range of storage solutions for digitized data. StorageTek solutions are easy to manage and allow universal access to data across servers, media types and storage networks. StorageTek is the innovator and global leader in virtual storage solutions for tape automation, disk storage systems and storage networking. Because of StorageTek, customers can manage and leverage their digital assets as their businesses grow and can maximize IT productivity to ensure enterprise-class business continuity. For more information, see www.storagetek.com, or call 1.800.786.7835.

This press release contains certain statements, projections and forecasts regarding StorageTek's future business plans, financial results, products and performance that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as "may," "will," "should," "expects," "plans," "anticipates," and "believes." There are a number of risks and uncertainties that could cause the company's actual results to differ materially.

Some of these risks and uncertainties include the company's ability to develop, manufacture and market new products and services successfully; the effect of product mix and distribution channel mix on gross margins; the company's ability to continue to increase productivity; the ability to develop and protect intellectual property and other legal rights; customer acceptance of new technologies and standards; competitive pricing pressures; availability of supplies; significant changes in the company's management team during the last year; and general economic conditions and other risks described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are filed with the Securities and Exchange Commission and which are available on the SEC's website.


TRADEMARKS: StorageTek is a registered trademark of Storage Technology Corp. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

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